UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Harsco Corporation
(Exact name of registrant as specified in its charter)

Delaware	23-1483991
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	The New York Stock Exchange

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☒

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☐

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

On September 25, 2007, the Board of Directors of Harsco Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of Common Stock, par value $1.25 per share (the “Common Shares”), of the Company outstanding at the close of business on October 9, 2007 (the “Record Date”), pursuant to the terms of a Rights Agreement, dated as of September 25, 2007 (the “Rights Agreement”), by and between the Company and Mellon Investor Services LLC, as rights agent.  The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights.  The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference.

Item 2.	Exhibits.

Exhibit
Number                  Exhibit

4.1	Rights Agreement, dated as of September 25, 2007, by and between the Company and Mellon Investor Services LLC, as rights agent

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARSCO CORPORATION

Date: September 26, 2007	By:	/s/ Mark E. Kimmel
Name: Mark E. Kimmel
Title: General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Rights Agreement, dated as of September 25, 2007, by and between the Company and Mellon Investor Services LLC, as rights agent